Exhibit 16.1

February 28, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated February 28, 2014, of Universal Forest Products, Inc. and are in agreement with the statements contained in the first four paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

Copy to:	Michael R. Cole
Chief Financial Officer
Universal Forest Products, Inc.